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                                  EXHIBIT 10.12
                            INDEMNIFICATION AGREEMENT

     This Agreement is made as of this ___ day of November 2002 ("Agreement"), by and between CIRCOR International, Inc., a Delaware corporation (the "Company," which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Company) and ________ ("Indemnitee").

     WHEREAS, it is essential to the Company that it be able to retain and attract as officers and directors the most capable persons available;

     WHEREAS, increased corporate litigation has subjected officers and directors to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

     WHEREAS, the Company's Amended and Restated By-laws require it to indemnify its officers and directors to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

     WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless of, among other things, any amendment to or revocation of any such By-laws or any change in the ownership of the Company or the composition of its Board of Directors); and

     WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in continuing in Indemnitee's position as an officer or director of the Company.

     NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

     1.   Definitions.

          (a) "Corporate Status" describes the status of a person who is serving or has served (i) as a director or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, or (iii) as a director, partner, trustee, officer, employee or agent of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section 1(a), an officer or director of the Company who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Company.

          (b) "Entity" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

          (c) "Expenses" shall mean all fees, costs and expenses incurred in connection with any Proceeding (as defined below), including, without limitation, attorneys' fees, disbursements and retainers (including, without limitation, any such fees,

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disbursements and retainers incurred by Indemnitee pursuant to Sections 10 and
11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

          (d) "Indemnifiable Expenses," "Indemnifiable Liabilities" and "Indemnifiable Amounts" shall have the meanings ascribed to those terms in
Section 3(a) below.

          (e) "Liabilities" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

          (f) "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee's rights hereunder.

          (g) "Subsidiary" shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

     2. Services of Indemnitee. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director or officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

     3. Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

          (a) Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as "Indemnifiable Expenses" and "Indemnifiable Liabilities," respectively, and collectively as "Indemnifiable Amounts").

          (b) Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or

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in the right of the Company to procure a judgment in its favor by reason of
Indemnitee's Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

          (c) If Indemnitee, in connection with Indemnitee's Corporate Status, is compelled or asked to be a witness in connection with any Proceeding but is not otherwise a Party or threatened to be made a party to such Proceeding, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses.

     4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than the following:

          (a) If indemnification is requested under Section 3(a) and it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

          (b)  If indemnification is requested under Section 3(b) and

               (i) it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

               (ii) it has been adjudicated finally by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that Indemnitee received an improper personal benefit, no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

     5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within twenty (20) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

     6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such

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provision, to the extent that Indemnitee is, by reason of Indemnitee's Corporate
Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     7. Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

     8. Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee all Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding. To the extent required by Delaware law, Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee.

     9. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than twenty (20) calendar days after the Company's receipt of such request.

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     10.  Remedies of Indemnitee.

          (a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery to enforce the Company's obligations under this Agreement.

          (b) Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving by clear and convincing evidence that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

          (c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under
Section 10(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

          (d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under
Section 10(a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

          (e) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under
Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

     11.  Defense of the Underlying Proceeding.

          (a) Notice by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company is materially and adversely prejudiced thereby.

          (b) Indemnitee's Option to Control Defense. Subject to the provisions of Section 11(c) below, the Indemnitee shall have the right to control the defense of any Proceeding brought against the Indemnitee including, but not limited to, the selection of defense counsel and the determination of whether or not to consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise. Alternatively,

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Indemnitee may elect to tender defense of the Proceeding to the Company by providing the Company with written notice as soon as practicable after Indemnitee has learned of the circumstances giving rise to Indemnitee's claim for indemnification in connection with such Proceeding. Upon receipt of Indemnitee's notice tendering defense of the Proceeding to the Company, the Company, at the Company's sole cost and expense, shall provide such defense with counsel reasonably acceptable to the Indemnitee. In no event, however, shall the Company consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise without the prior written consent of the Indemnitee.

          (c) Limitations of Defense by Indemnitee. Notwithstanding paragraph 11(b) above and except as otherwise provided by paragraph 11(d) below, the Company's obligation to indemnify Indemnitee with respect to legal fees shall be limited to the fees charged by counsel unanimously selected by Indemnitee and all other persons similarly entitled to indemnification by the Company in the same Proceeding on account of their Corporate Status to defend the interests of all such persons entitled to indemnification. .

          (d) Indemnitee's Right to Individual Counsel. Notwithstanding the provisions of Section 11(c) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Corporate Status, Indemnitee reasonably concludes that it may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, , Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee's choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee's choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

     12. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

          (a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

          (b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

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     13.  Insurance.

          (a) Prior to any Change of Control. Prior to any Change in Control (as defined in paragraph 13(c) below), the Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing Indemnitee with coverage for losses from wrongful acts, and to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

          (b) Upon a Change of Control. In the event of and immediately upon a Change of Control (as defined in paragraph 13(c) below), the Company (or any successor to the interests of the Company by way of merger, sale of assets or otherwise) shall be obligated to continue, procure and/or otherwise maintain in effect for a period of six (6) years from the date on which such Change of Control is effective a policy or policies of insurance (the "Change of Control Coverage") with an insurance company having a minimum rating by A.M. Best (or its successor) of "excellent" providing Indemnitee with coverage for losses from wrongful acts occurring on or before the effective date of the Change of Control, and to ensure the Company's performance of its indemnification obligations under this Agreement. If such insurance is in place immediately prior to the Change of Control, then the Change of Control Coverage shall contain limits, deductibles and exclusions substantially identical to those in place immediately prior to the Change in Control. In the event that the Company does not maintain such insurance immediately prior to the Change of Control, the Change of Control Coverage shall contain such limits, deductibles and exclusions as are customary for companies of similar size as determined by an insurance brokerage company of national reputation, provided, however, that in no event shall the Change of Control Coverage contain limits, deductibles and exclusions that are less favorable to Indemnitee than those set forth in the policy or policies most recently maintained by the Company. Each policy evidencing the Change of Control Coverage shall contain an endorsement or other provision requiring that Indemnitee be provided with at least sixty (60) days written notice prior to the termination or non-renewal (as applicable) of such policy or policies.

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          (c)  Definition of "Change of Control". For purposes of this Section
13, the term "Change of Control" shall mean any of the following:

          (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Parent or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Parent representing fifty percent (50%) or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board ("Voting Securities") or (B) the then outstanding shares of the Company's common stock, par value $0.01 per share ("Common Stock") (other than as a result of an acquisition of securities directly from the Company); or

          (ii) Incumbent Directors (as defined below) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; or

          (iii) The stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate fifty percent (50%) or more of the voting shares of the Company or other party issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

          Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases the proportionate number of shares beneficially owned by any person to fifty percent (50%) or more of either (A) the combined voting power of all of the then outstanding Voting Securities or (B) Common Stock; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities or Common Stock (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns fifty percent (50%) or more of either
(A) the combined voting power of all of the then outstanding Voting Securities or (B) Common Stock, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

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     14.  Contract Rights Not Exclusive. The rights to payment of Indemnifiable
Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's By-laws or Certificate of Incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as an officer or director of the Company.

     15. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

     16. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     17. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the By-laws of the Company and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

     18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

     19. Indemnitee as Plaintiff. Except as provided in Section 10(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless such Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee, nor shall this Section apply to any Proceeding brought by Indemnitee in order to enforce Indemnitee's

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rights under any policies of insurance that the Company has secured under
Section 13 above.

     20. Modifications and Waiver. Except as provided in Section 17 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. This Agreement supercedes any prior indemnification agreements between the Indemnitee and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

     21. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                  (i)    If to Indemnitee, to:

                         [name of Indemnitee]
                         c/o CIRCOR International, Inc.
                         35 Corporate Drive
                         Burlington, Massachusetts 01803

                  (ii)   If to the Company, to:

                         CIRCOR International, Inc.
                         35 Corporate Drive
                         Burlington, Massachusetts 01803
                         Attn:  Corporate Counsel

or to such other address as may have been furnished in the same manner by any party to the others.

     22. Governing Law. This Agreement shall be governed by and construed and enforced under the laws of Delaware without giving effect to the provisions thereof relating to conflicts of law.

     23. Consent to Jurisdiction. The Company hereby irrevocably and unconditionally consents to the jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware. The Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby irrevocably and unconditionally waives and agrees not to plead or claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                   CIRCOR INTERNATIONAL, INC.


                                             By:
                                                ----------------------------
                                             Name:
                                             Title:

                                                   INDEMNITEE:


                                                   ----------------------------
                                                   Name:

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